As filed with the Securities and Exchange Commission on October 17, 2023

Registration No. 333-274923

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Allarity Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	87-2147982
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

24 School Street, 2nd Floor
Boston, MA 02108
(401) 426-4664

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James G. Cullem

Chief Executive Officer
c/o Allarity Therapeutics, Inc.
24 School Street, 2nd Floor
Boston, MA 02108
(401) 426-4664

(Name, address, including zip code, and telephone number, Including area code, of agent for service)

Copies to:

Scott E. Bartel

Daniel B. Eng
Lewis Brisbois Bisgaard & Smith LLP
633 West 5th Street, Suite 4000
Los Angeles, CA 90071
(213) 358-6174

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Prospectus	Subject To Completion	Dated October 17, 2023

Up to 4,877,778 Shares of

Common Stock

This prospectus relates to the resale or disposition of up to 4,877,778 shares of common stock, par value $0.0001 per share, of Allarity Therapeutics, Inc. (“we,” “us,” “our,” “Allarity” or the “Company”), from time to time by the selling stockholders named herein (the “September Investors”), or their permitted transferees that may be identified in this prospectus or by prospectus supplement, issuable upon the exercise of warrants to purchase shares of common stock at an exercise price of $1.00 per share, subject to adjustment (the “Inducement Warrants”) issued by us to the September Investors in a private placement of the Inducement Warrants which closed in September 2023 pursuant to Warrant Exercise Inducement Letters dated September 14, 2023 (“Inducement Letter”).

We are not offering any shares of our common stock for sale by us under this prospectus. We are registering the shares of common stock covered by this prospectus to be sold by the selling stockholders under the terms of Inducement Letters with the September Investors. We will not receive any proceeds from the sale of shares of common stock offered for resale by the selling stockholders, although we may receive up to approximately $4.88 million in gross proceeds from the September Investors if the September Investors exercise the Inducement Warrants in full for cash.

Following the effectiveness of the registration statement of which this prospectus forms a part, the selling stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their securities on any stock exchange, market, or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” which begins on page 11.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ALLR.” On October 16, 2023, the last reported sale price of our common stock was $0.7150.

This prospectus describes the general manner in which shares of common stock may be offered and sold by any selling stockholders. When the selling stockholders sell shares of common stock under this prospectus, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any prospectus supplement, and any documents we incorporate by reference into this prospectus before you make your investment decision.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN PAGE 8 OF THIS PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October    , 2023.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Forward-looking statements provide current expectations or forecasts of future events. Forward-looking statements include statements about Allarity’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements speak only as of the date of this prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. In addition to factors identified under the section titled “Risk Factors” in this prospectus, factors that may impact such forward-looking statements include:

●	our estimates regarding expenses, capital requirements and need for additional financing. We have insufficient cash to continue our operations, and our continued operations are dependent on us raising capital and these conditions give rise to substantial doubt over our ability continue as a going concern;

●	the number of shares that may be sold under this prospectus is significant in relation to the number of our outstanding shares of common stock. If these shares of common stock are sold in the market all at once or at about the same time, it could depress the market price of our common stock and would also affect our ability to raise equity capital;

●	our ability to meet the Nasdaq Capital Market (“Nasdaq”) continued listing standards. The listing of our common stock on Nasdaq is contingent on our compliance with Nasdaq’s conditions for continued listing. We have a history of non-compliance. Although we are currently in compliance with the Nasdaq listing requirements, if we fail to meet the Nasdaq listing requirements and do not regain compliance, we will be subject to delisting by Nasdaq. In the event our common stock is no longer listed for trading on Nasdaq, our trading volume and share price may decrease, and you may have a difficult time selling your shares of common stock. In addition, we may experience difficulties in raising capital which would materially adversely affect our operations and financial results. Further, delisting from Nasdaq markets could also have other negative effects, including potential loss of confidence by partners, lenders, suppliers and employees;

●	our ability to remediate our material weakness and to maintain effective internal control over financial reporting, disclosures and procedures. If we do not maintain effective internal controls, our ability to record, process and report financial information timely and accurately could be adversely affected and could result in a material misstatement in our financial statements, which could subject us to litigation or investigations, require management resources, increase our expenses, negatively affect investor confidence in our financial statements and adversely impact the trading price of our common stock;

●

the impact of adjustments to our outstanding warrants because of future dilutive financings resulting in the decrease of exercise price and increase the number of shares of issuable under outstanding warrants, adjustment and exercise of such warrants would result in the material dilution of the percentage ownership of our stockholders and increase the number of shares of common stock in the public markets. The perception that such sales could occur could cause our stock price to fall;

●	Our ability to cure the default under our license agreement with Novartis. We failed to make a milestone payment, and on April 4, 2023, we received notice from Novartis stating that Allarity Therapeutics Europe ApS was in breach of the license agreement and has 30 days from April 4, 2023, to cure. As a result of ongoing negotiations with Novartis to address our non-payment, we made a payment of $100,000 to Novartis in April 2023 and on August 11, 2023, we paid Novartis $300,000. We intend to cure this breach upon and subject to availability of funds and/or continue working with Novartis on an alternate payment structure. However, no assurance can be given that Novartis will accept an alternative payment structure and if we fail to make the milestone payments, Novartis does not agree to an alternative payment structure or we are otherwise in breach of the license agreement, we may lose our right to use dovitinib, which will adversely affect our ability to conduct our clinical trials and to achieve our business objectives and adversely affect our financial results;

●	the impacts of the ongoing COVID-19 pandemic and related restrictions as they may relate to our clinical trials;

●	the initiation, cost, timing, progress and results of our current and future preclinical studies and clinical trials, as well as our research and development programs;

●	our plans to develop and commercialize our drug candidates;

●	our ability to successfully acquire or in-license additional product candidates on reasonable terms;

●	our ability to maintain and establish collaborations or obtain additional funding;

●	our ability to obtain regulatory approval of its current and future drug candidates;

●	our expectations regarding the potential market size and the rate and degree of market acceptance of such drug candidates;

●	our expectations regarding our ability to fund operating expenses and capital expenditure requirements with our existing cash and cash equivalents, and future expenses and expenditures;

●

our ability to secure sufficient funding and alternative sources of funding to support when needed and on terms favorable to us to support our business objective, product development, other operations or commercialization efforts;

●	our ability to enroll patients in our clinical trials, or our clinical development activities;

●	our ability to retain key employees, consultants and advisors;

●	our ability to retain reliable third parties to perform work associated with our drug discovery, preclinical activities and to conduct our preclinical studies and clinical trials in a satisfactory manner;

●	our ability to secure reliable third party manufacturers to produce clinical and commercial supplies of API for our therapeutic candidates;

●	our ability to obtain, maintain, protect and enforce sufficient patent and other intellectual property rights for our therapeutic candidates and technology;

●	our anticipated strategies and our ability to manage our business operations effectively;

●	the impact of governmental laws and regulations;

●	the possibility that we may be adversely impacted by other economic, business, and/or competitive factors; and

●	our ability to maintain our licensed intellectual property rights to develop, use and market our therapeutic candidates.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. We do not assume any obligation to update any forward-looking statements, Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

MARKET AND INDUSTRY DATA

This prospectus contains estimates, projections and other information concerning our industry, our business and the markets for our therapeutic candidates, including data regarding the estimated size of such markets and the incidence of certain medical conditions. We obtained the industry, market and similar data set forth in this prospectus from our internal estimates and research and from academic and industry research, publications, surveys and studies conducted by third parties, including governmental agencies. In some cases, we do not expressly refer to the sources from which this data is derived. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. While we believe our internal research is reliable, such research has not been verified by any third party.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC. Under this registration statement, the selling stockholders may sell from time to time in one or more offerings the common stock described in this prospectus.

We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since those dates.

Before buying any of the common stock offered by this prospectus, we urge you to carefully read this prospectus, and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

In this prospectus, unless the context otherwise requires, references to the “Company,” “Allarity,” “we,” “us,” “our” and similar terms refer to Allarity Therapeutics, Inc., Allarity Therapeutics A/S (as predecessor) and its respective consolidated subsidiaries. On June 28, 2023, the Company effected a 1-for-40 reverse stock split of the shares of common stock of the Company and on March 24, 2023, we effected a 1-for-35 reverse stock split (collectively, the “Reverse Stock Splits”). All historical share and per share amounts reflected throughout this prospectus, have been adjusted to reflect the Reverse Stock Splits. When we refer to “you,” we mean the potential holders of the applicable series of securities.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Reports on Form 10-Qs for the three months and six months ended March 31, 2023, and June 30, 2023, respectively, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and any reports that we file after the date of this prospectus.

Overview

We are a clinical-stage, precision medicine pharmaceutical company actively advancing a pipeline of in-licensed oncology therapeutics for patients with difficult-to-treat cancers. Our clinical program includes three anti-cancer assets in mid- to late-stage clinical development and one anti-cancer asset in early stage clinical development. Our programs and partnerships leverage our proprietary, highly accurate Drug Response Predictor (DRP®) technology to refine patient selection and improve clinical outcomes. Our DRP® technology has been broadly validated across an extensive array of therapies and tumor types with a high degree of accuracy for matching the right patient to the right drug. By identifying those patients who will and who will not respond, the DRP® companion diagnostics have the potential to transform cancer therapeutic development across many indications by increasing clinical success rates with trials involving a fewer number of patients and improve patient outcomes by matching them to the right drug.

Our pipeline currently consists of three mid- to late-stage clinical candidates for cancer and one anti-cancer asset in early-stage clinical development. We are focused on the clinical development of three priority programs, with stenoparib (a PARP inhibitor) as our lead program: dovitinib in combination with stenoparib for the treatment of a number of solid tumors (including ovarian cancer), stenoparib as a monotherapy for the second-line or later treatment of metastatic ovarian cancer, and IXEMPRA® as a monotherapy for the second-line or later treatment of metastatic breast cancer. In addition, Allarity is supporting the development of one additional clinical asset through business development activities which are considered at mid-stage development. Each Allarity pipeline program is being co-developed with a drug specific DRP® companion diagnostic to select and treat patients most likely to benefit from treatment.

While we have not yet successfully received regulatory or marketing approval for any of our therapeutic candidates or companion diagnostics, and while we believe that our approach has the potential to reduce the cost and time of drug development through the identification and selection of patient populations more likely to respond to therapy, our strategy involves risks and uncertainties that differ from other biotechnology companies that focus solely on new therapeutic candidates that do not have a history of failed clinical development. By utilizing our DRP® platform to generate a drug-specific companion diagnostic for each of our therapeutic candidates, if approved by the FDA, we believe our therapeutic candidates have the potential to advance the goal of personalized medicine by selecting the patients most likely to benefit from each of our therapeutic candidates and avoid the treatment of non-responder patients. All of our therapeutic candidates are clinical stage assets and the FDA has not yet approved any of our therapeutic candidates or any of our DRP® companion diagnostics. As used in this prospectus, statements regarding the use of our proprietary DRP® companion diagnostics or our proprietary DRP® platform or our observations that a therapeutic candidate may have anti-cancer or anti-tumor activity or is observed to be well tolerated in a patient population should not be construed to mean that we have resolved all issues of safety and/or efficacy for any of our therapeutic candidates or DRP® companion diagnostic. Issues of safety and efficacy for any therapeutic candidate or companion diagnostic may only be determined by the U.S. FDA or other applicable regulatory authorities in jurisdictions outside the United States.

Our clinical and commercial development team is advancing our pipeline of targeted oncology therapeutic candidates, all of which have previously succeeded at least through Phase 1 clinical trials demonstrating that the therapeutic candidate is well tolerated. Our three priority assets, stenoparib, dovitinib, and IXEMPRA® (ixabepilone) are all former drug candidates of large pharmaceutical companies. The Company recently announced that PARP inhibitor, stenoparib, is now our lead clinical asset, and is currently being advanced in two out of three of our ongoing clinical trials. We will continue to focus our energies, efforts, and resources on advancing clinical development of stenoparib, supported by continuing clinical development of our IXEMPRA® and dovitinib assets, both of which we continue to believe have substantial clinical and commercial potential.

Our lead therapeutic candidate is stenoparib (formerly E7449), a novel inhibitor of the key DNA damage repair enzyme poly-ADP-ribose polymerase (“PARP”), which also has an observed inhibitory action against Tankyrases, another important group of DNA damage repair enzymes. Stenoparib was formerly developed by Eisai, Inc. (“Eisai”) through Phase 1 clinical trials, and we are currently advancing a Phase 2 clinical trial of this therapeutic candidate for the treatment of ovarian cancer at trial sites in the U.S. and Europe together with its stenoparib-specific DRP® companion diagnostic, for which the FDA has previously approved an Investigational Device Exemption (“IDE”) application. In addition, upon completion of the July Offering (as defined below), we anticipate continuing a stenoparib in combination with dovitinib Phase 1b/2 Clinical Trial for second-line or later treatment of metastatic ovarian cancer.

Our most clinically-advanced therapeutic candidate, dovitinib, is a selective inhibitor of several classes of tyrosine kinases, including FGFR and VEGFR, and was formerly developed by Novartis Pharma AG (“Novartis”) through Phase 3 clinical trials in numerous indications. We submitted a New Drug Application (“NDA”) with the FDA on December 21, 2021, for the third line treatment of metastatic renal cell carcinoma (mRCC or kidney cancer) in patients selected by our Dovitinib-DRP® companion diagnostic. Prior to submission of the NDA, we submitted a Pre-Market Approval (“PMA”) application to the FDA for approval of our dovitinib-specific DRP® companion diagnostic for use to select and treat patients likely to respond to dovitinib. On February 15, 2022, we received Refusal to File (RTF) letters for both our dovitinib NDA and our DRP®-Dovitinib companion diagnostic PMA. The FDA has asserted that neither our NDA or PMA meets the regulatory requirements to warrant a complete agency review. The primary grounds of rejection asserted by the FDA relates to our use of prior Phase 3 clinical trial data, generated by Novartis in a “superiority” endpoint study against sorafenib (Bayer), to support a “non-inferiority” endpoint in connection with the DRP®-Dovitinib companion diagnostic. Based upon the reasons given in the RTF letters and a subsequent Type C meeting with the FDA on May 31, 2022, we anticipate that the FDA will require a prospective Phase 3 clinical trial as well as additional dose optimization studies before regulatory approval of Dovitinib as a monotherapy and its companion diagnostic Dovitinib-DRP for the treatment of third-line mRCC can be obtained. While we have decided that the costs, risks and potential benefits of conducting these studies for dovitinib as a monotherapy for mRCC are no longer the best path toward commercial success, we continue to evaluate other potential Phase 1b/2 clinical trials for dovitinib combined with other approved drugs in the mRCC space and in other indications. On March 20, 2023, we announced that we had dosed our first patient in a Phase 1b clinical study to evaluate the combination of stenoparib and dovitinib for the treatment of advanced solid tumors, including ovarian cancer. The completion of the July Offering (as defined below) provided us with some financing to dose additional patients and our ability to continue these clinical trials will be dependent upon additional financing. Our decision to advance dovitinib as a combination therapy and not as a monotherapy is based on our belief that both the science and the market for oncology therapies has shifted towards combination therapies and away from monotherapies for multiple indications of cancer. We further believe that our DRP®-Dovitinib companion diagnostic is indication agnostic and our retrospective analysis of the clinical data generated in the Novartis clinical studies for mRCC will also support a companion diagnostic for dovitinib in second-line or later treatment of metastatic ovarian cancer, as well as other indications.

Our third priority therapeutic candidate is IXEMPRA® (ixabepilone), a selective microtubule inhibitor, which has been shown to interfere with cancer cell division, leading to cell death. IXEMPRA® (ixabepilone) was formerly developed and brought to market by Bristol-Myers Squibb, is currently marketed and sold in the U.S. by R-PHARM US LLC, for the treatment of metastatic breast cancer treated with two or more prior chemotherapies. We are currently advancing IXEMPRA®, together with its drug-specific DRP® companion diagnostic, in a Phase 2 European clinical trial for the same indication, with the goal of eventually submitting an application for Marketing Authorization (“MA”) with the European Medicine Agency (“EMA”) to market IXEMPRA®, together with its drug-specific DRP® companion diagnostic, in the European market.

We have in-licensed the intellectual property rights to develop, use and market our two most advanced therapeutic candidates, dovitinib and stenoparib. Consequently, we must perform all of the obligations under these license agreements, including the payment of substantial development milestones payments and royalty payments on future sales in the event we receive marketing approval for dovitinib or stenoparib in the future. If we fail to perform our obligations under our license agreements, we may lose the intellectual property rights to these therapeutic candidates which will have a material adverse effect on our business.

Our focused approach to address major unmet needs in oncology leverages our management’s expertise in discovery, medicinal chemistry, manufacturing, clinical development, and commercialization. As a result, we have created substantial intellectual property around the composition of matter for our new chemical entities. The foundations of our approach include:

●	The pursuit of clinical-stage assets: We strive to identify and pursue novel oncology therapeutic candidates that have advanced beyond Phase 1 clinical trials and are preferably Phase 2 to Phase 3 clinical stage assets. Accordingly, the assets we have acquired, and intend to acquire, have undergone prior clinical trials by other pharmaceutical companies with clinical data that helps us evaluate whether these candidates will be well tolerated in the tested patient population, and in some cases, have observed anti-cancer or anti-tumor activity that would support additional clinical trials using our DRP® platform. We often focus our acquisition efforts on therapeutic candidates that have been the subject of clinical trials conducted by large pharmaceutical companies. Further we intend to select therapeutic candidates for which we believe we can develop a drug-specific DRP® to advance together with the therapeutic candidate in further clinical trials as a companion diagnostic to select and treat the patients most likely to respond to the therapeutic candidate. We further consider whether the licensor or assignor can provide us substantial clinical grade active pharmaceutical ingredients (“API”) for the therapeutic candidate, at low-to-no cost, for our use in future clinical trials. The availability of API at low-to-no cost reduces both our future clinical trial costs and the lead time it takes us to start a new clinical trial for the therapeutic candidate. As an example, our therapeutic candidate, dovitinib, was developed by Novartis through Phase 2 clinical trials in numerous indications and in Phase 3 clinical trials for RCC before we acquired the therapeutic candidate, and it came with a substantial API.

●	Our proprietary DRP® companion diagnostics: We believe our proprietary and patented Drug Response Predictor (DRP®) platform provides us with a substantial clinical and commercial competitive advantage for each of the therapeutic candidates in our pipeline. Our DRP® companion diagnostic platform is a proprietary, predictive biomarker technology that employs complex systems biology, bio-analytics with a proprietary clinical relevance filter to bridge the gap between in vitro cancer cell responsiveness to a given therapeutic candidate and in vivo likelihood of actual patient response to that therapeutic candidate. The DRP® companion diagnostic platform has been retrospectively validated by us using retrospective observational studies in 35 clinical trials that were conducted or sponsored by other companies. We intend to develop and validate a drug-specific DRP® biomarker for each and every therapeutic candidate in our therapeutic candidate pipeline to serve as a companion diagnostic to select and treat patients most likely to respond to that therapeutic candidate. Although we are in the early stages of our companion diagnostic development and have not yet received a PMA from the FDA, our DRP® technology has been peer-reviewed by numerous publications and we have patented our DRP® platform for more than 70 anti-cancer drugs. While retrospective studies guide our clinical development of our companion diagnostics, prospective clinical trials may be required in order to receive a PMA from the FDA.

●	A precision oncology approach: Our focused strategy is to advance our pipeline of therapeutic candidates, together with DRP® companion diagnostics, to bring these therapeutic candidates, once approved, to market and to patients through a precision oncology approach. Our DRP® companion diagnostic platform provides a gene expression fingerprint that we believe reveals whether a specific tumor in a specific patient is likely to respond to one of our therapeutic candidates and therefore can be used to identify those patients who are most likely to respond to a particular therapeutic treatment in order to guide therapy decisions and lead to better treatment outcomes. We believe our DRP® companion diagnostic platform may be used both to identify a susceptible patient population for inclusion in clinical trials during the drug development process (and to exclude the non-susceptible patient population), and further to select the optimal anti-cancer drug for individual patients in the treatment setting once an anti-cancer drug is approved and marketed. By including only patients that have tumors that we believe may respond to our therapeutic candidate in our clinical trials, we believe our proprietary DRP® companion diagnostics platform has the potential to improve the overall treatment response in our clinical trials and thereby improving our chances for regulatory approval to market our therapeutic candidate, while potentially reducing the time, cost, and risk of clinical development.

The following chart summarizes our therapeutic candidate pipeline:

Corporate Information

Our former parent, Allarity Therapeutics A/S, was founded in Denmark in 2004 by our chief scientific officer, Steen Knudsen, Ph.D., and our Director and Senior Vice President of Investor Relations, Thomas Jensen, both of whom were formerly academic researchers at the Technical University of Denmark working to advance novel bioinformatic and diagnostic approaches to improving cancer patient response to therapeutics. On May 20, 2021, we entered a Plan of Reorganization and Asset Purchase Agreement (the “Recapitalization Share Exchange”), between us, Allarity Acquisition Subsidiary, our wholly owned Delaware subsidiary (“Acquisition Sub”), and Allarity Therapeutics A/S, an Aktieselskab organized under the laws of Denmark. Pursuant to the terms of the Recapitalization Share Exchange, our Acquisition Sub acquired substantially all of the assets and liabilities of Allarity Therapeutics A/S in exchange for shares of our common stock on December 20, 2021, and our common stock began trading on the Nasdaq Global Market on that same day.

Our principal executive offices are located at 24 School Street, 2nd Floor, Boston, MA 02108 and our telephone number is (401) 426-4664. Our corporate website address is www.allarity.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Allarity and its subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their business. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to continue to take advantage of many of the same exemptions from disclosure requirements, including presenting only the two most recent fiscal years of audited financial statements and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Offerings Related to Inducement Warrants

April Offering

On April 21, 2023, the Company closed a public offering of 71,734 shares of our common stock and 71,734 common stock purchase warrants, each exercisable for one share of common stock, at a combined public offering price of $30.00, and 178,267 pre-funded warrants, each exercisable for one share of common stock, and 178,267 common stock purchase warrants at a combined public offering price of $30.00 less the $0.001 for the pre-funded warrants, for aggregate gross proceeds of approximately $7.5 million, before deducting placement agents fees and offering expenses payable by the Company (the “April Offering”). The securities in the April Offering were registered pursuant to the registration statement on Form S-1, as amended (File No. 333-270514). Such securities were sold pursuant to a securities purchase agreement with the purchaser signatory thereto or pursuant to the prospectus which was part of an effective registration statement on Form S-1 filed with the SEC. The pre-funded warrants and the common warrants were immediately separable and were issued separately in the April Offering. Pursuant to a securities purchase agreement entered into with certain investors in the April Offering, we agreed that for a period of 90 days from the close of the April Offering, we would not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or securities convertible or exercisable into common stock or file a registration statement with the SEC to register our securities, subject to certain exceptions. In addition, we agreed that for a period of the six (6) month anniversary of the April Offering closing date, we would not effect or enter into an agreement to effect any issuance of shares of common stock or Common Stock Equivalents (as defined in the securities purchase agreement) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which we (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the common stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for shares of common stock or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering,” whereby we may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. In connection with the July Offering (as defined below), certain investors to the securities purchase agreement in the April Offering waived the April Restrictions Provisions in exchange for (i) the repricing of the exercise price of the April 2023 Common Warrant to the exercise price of the common warrant offered in the July Offering if the exercise price of the common warrant is lower than the then-current April 2023 Common Warrant exercise price; and (ii) extending the termination date of the April 2023 Common Warrant to the date of termination of the common warrants offered in the July Offering. Concurrent with the close of the July Offering, the Company entered into an Amended and Restated Common Stock Purchase Warrant to memorialize the repricing of exercise price of the April 2023 Common Warrant to $4.50 and the extension of the termination of the April 2023 Common Warrant to July 10, 2028.

July Offering

On July 10, 2023, we closed a public offering of 357,223 shares of our common stock, pre-funded warrants to purchase up to 2,087,222 shares of common stock (the “July Pre-Funded Warrants”), and common warrants to purchase up to 2,444,445 shares of common stock (the “2023 July Common Warrants”) at an effective combined purchase price of $4.50 per share and related common stock purchase warrants for aggregate gross proceeds of approximately $11 million, before deducting placement agent fees and offering expenses payable by the Company (“July Offering”). The securities in the July Offering were registered pursuant to the registration statement on Form S-1, as amended (File No. 333-272469). The purchase price of each July Pre-Funded Warrant and 2023 July Common Warrant was equal to $4.50 less the $0.001 per share exercise price of each Pre-Funded Warrant. Such securities were sold pursuant to a securities purchase agreement with the purchaser signatory thereto or pursuant to the prospectus which was part of an effective registration statement on Form S-1 filed with the SEC. The July Pre-Funded Warrants and Common Warrants were immediately separable and were issued separately in the July Offering. Each July Pre-Funded Warrant is exercisable for one share of common stock. Pursuant to a securities purchase agreement entered into with certain investors in the July Offering, we agreed that for a period of 90 days from the close of the July Offering, we would not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or securities convertible or exercisable into common stock or file a registration statement with the SEC to register our securities, subject to certain exceptions. In addition, we agreed that for a period of the six (6) month anniversary of the July Offering closing date, we would not effect or enter into an agreement to effect any issuance of shares of common stock or Common Stock Equivalents (as defined in the securities purchase agreement) involving a Variable Rate Transaction.

Warrant Exercise and Inducement Letter

In September 2023, we entered into the Inducement Letter dated September 14, 2023 (the “Inducement Letter”) with each of Armistice Capital Master Fund Ltd. and Sabby Volatility Warrant Master Fund, Ltd. (“September Investors”) who were the holders of existing common stock purchase warrants issued (i) in the April Offering (the “April Warrants”) and (ii) in the July Offering (the “July Warrants” and together with the April Warrants, the “Existing Warrants”). Pursuant to the Inducement Letter, the September Investors agreed to exercise for cash their respective Existing Warrants to purchase an aggregate of up to 2,438,889 shares of the Company’s common stock (the “Existing Warrant Shares”), at a reduced exercise price of $1.00 per share, in consideration for the Company’s agreement to issue a new unregistered common stock purchase warrant to purchase up to a number of shares of common stock equal to 200% of the number of Existing Warrant Shares issued, or the Inducement Warrants, pursuant to each Existing Warrant exercise (the “Inducement Warrant Shares”), exercisable for five (5) years from the issue date, at an exercise price of $1.00, subject to adjustment. Upon execution of the Inducement Letter breach of the September Investors Company issued the Inducement Warrants to the September Investors pursuant to a private placement (the “September Private Placement”).

This prospectus relates to the resale of the Inducement Warrant Shares issuable upon exercise of the Inducement Warrants by the September Investors. We also agreed to file a registration statement on Form S-3 (or other appropriate form if we are not then Form S-3 eligible) providing for the resale of the Inducement Warrant Shares issuable upon the exercise of the Inducement Warrants (the “Resale Registration Statement”), on or before October 15, 2023, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within 90 days following the date of the issuance of the New Warrant and to keep the Resale Registration Statement effective at all times until no holder of the Inducement Warrants owns any Inducement Warrants or Inducement Warrant Shares.

We also granted liquidated damages to the September Investors in the event that we fail to (i) provide current public information required under Rule 144(c) (a “Public Information Failure”) or (ii) obtain Stockholder Approval, if required, as defined in the letter agreement (a “Stockholder Approval Failure”), and the September Investors are unable to sell their Inducement Warrant Shares. In either event, or both events, we will be required to pay the September Investors an amount in cash equal to one and one-half percent (1.5%) of the aggregate exercise price of the Inducement Warrants held by the Holder on the day of a Public Information Failure and/or Stockholder Approval Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty (30) days) thereafter until the Public Information Failure and Stockholder Approval Failure are cured.

In addition, to comply with certain Nasdaq listing maintenance requirements, the Company has agreed to amend all Existing Warrants such that the exercise price is equal to $1.00 regardless of whether the holder thereof signed the Inducement Letter or exercised the Existing Warrants pursuant to the Inducement Letter.

THE OFFERING

Common Stock Offered by the Selling Stockholders(1):	We are registering the resale by the selling stockholders named in this prospectus, or their permitted transferees, up to 4,877,778(2) shares of common stock issuable upon exercise of the Inducement Warrants at an exercise price of $1.00 per share, subject to adjustment issued by us to the September Investors in a private placement of the Inducement Warrants, which closed on September 15, 2023 pursuant to the Inducement Letter;

Plan of Distribution:	The selling stockholders will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution” on page 11 of this prospectus.

Use of Proceeds:	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

Risk Factors:	Investing in our common stock involves significant risks. See “Risk Factors” on page 8 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol:	ALLR

(1)	Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of common stock issued to the selling stockholders in connection with the exercise of the Inducement Warrants. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

(2)	The September Investors named in this prospectus as selling stockholders may offer and sell up to 4,877,778 shares of our common stock. Such selling stockholders are prohibited, subject to certain exceptions, from exercising the Inducement Warrants to the extent that immediately prior to or after giving effect to such exercise, the selling stockholder, together with its affiliates and other attribution parties, would own more than 4.99% of the total number of shares of the Company’s common stock then issued and outstanding, which exact percentage is determined at the selling stockholder’s election.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in this prospectus and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, each of which are incorporated by reference in this prospectus, and all of the other information in this prospectus, including our financial statements and related notes incorporated by reference herein. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the below section “Where You Can Find Additional Information.” Please also read carefully the above section “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders pursuant to this prospectus. Upon exercise of any of the Inducement Warrants for cash, the applicable selling stockholder would pay us the exercise price set forth in the Inducement Warrants. The cash exercise price of the warrants is $1.00 per share and, if all such warrants are exercised on a cash basis, we will receive gross proceeds of approximately $4.88 million. We expect to use any such proceeds primarily for our working capital and other corporate and operational purposes. The Inducement Warrants are exercisable on a net exercise cashless basis. If any of the Inducement Warrants are exercised on a cashless basis, we would not receive any cash payment from the applicable selling stockholder upon any such exercise of the Inducement Warrants.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders pursuant to this prospectus. Other than registration expenses, the selling stockholders will bear their own broker or similar commissions payable with respect to sales of shares of our common stock.

DIVIDEND POLICY

On November 22, 2022, our Board declared a dividend of Series B Preferred Stock to the stockholders of record of common stock and Series A Preferred Stock as of December 5, 2022. On December 5, 2022, each share of common stock then outstanding received 0.016 of a share of Series B Preferred Stock and each share of Series A Preferred Stock outstanding received 1.744 shares of Series B Preferred Stock. All Series B Preferred Stock were redeemed at $0.01 per share. Pursuant to the terms of the Original Series A COD and Certificate of Designations of Series C Preferred Stock, the Company recorded a deemed dividend of 8% on the Series A Preferred Stock of $1,572,000 for the year ended December 31, 2022 and a deemed dividend of 5% on the Series C Preferred Stock of $4,000,000 for the quarter ended March 31, 2023.

We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our common stock. We intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our Board of Directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our Board of Directors may deem relevant.

SELLING STOCKHOLDERS

The following table sets forth certain information concerning the selling stockholders and the shares of common stock beneficially owned by them and offered by them in this prospectus. Except as indicated in the footnotes to the following table, the selling stockholders named in the table have sole voting and investment power with respect to the shares set forth opposite their name. The percentage of ownership of the selling stockholders in the following table is based upon 4,185,623 shares of common stock outstanding as of October 16, 2023.

As previously discussed in this prospectus, the shares of common stock being registered for resale hereby consist of the shares that have been issued or are issuable upon exercise of outstanding Inducement Warrants that were issued to the September Investors in the September Private Placement pursuant to the Inducement Letter.

We will pay the expenses relating to such registration other than brokerage commissions in connection with the sale of the common stock under this prospectus by the respective selling stockholders.

All information with respect to share ownership has been furnished by the selling stockholders. The common stock being offered is being registered to permit secondary trading of the shares and the selling stockholders may offer all or part of the common stock owned for resale from time to time. Other than as described in the footnotes below, the selling stockholders do not have any family relationships with our officers, directors or controlling shareholders.

The term “selling shareholder” also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling shareholder who is able to use this prospectus to resell the securities registered hereby.

Name of Selling Shareholder	Number of Shares Owned Prior to Offering(1)		Maximum Number of Shares to be Sold Pursuant to this Prospectus(1)	Number of Shares Owned After Offering(2)	Percentage of Shares Owned After Offering(2)
Armistice Capital Master Fund Ltd. (3)	3,194,556	(5)	2,555,556	639,000	4.99%
Sabby Volatility Warrant Master Fund, Ltd. (4)	2,884,533	(5)	2,322,222	562,311	4.99%

(1)	For each selling shareholder, includes shares of common stock known by us to be held by such selling shareholder as of the date of the prospectus plus any shares of common stock that are issuable upon exercise of warrants that are being registered hereunder without giving effect to any beneficial ownership limitations that may exist on such warrants. This column does not include any other securities that a selling shareholder may hold, including any other warrants that such selling shareholder may hold, that are not applicable to this prospectus.

(2)

Assumes the sale of shares of common stock offered pursuant to this prospectus subject to a 4.99% beneficial ownership limitation for each Selling Shareholder. Without such 4.99% beneficial ownership limitation, Master Fund (defined below) and Sabby Volatility Warrant Master Fund, Ltd. would beneficially own 20.0% and 7.95%, respectively, of the outstanding shares.

(3)	The securities to be sold pursuant to this prospectus consist of 2,555,556 (subject to adjustments) shares of common stock which may be acquired upon the exercise of warrants, all of which are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The Inducement Warrants issued to Master Fund are subject to a 4.99% beneficial ownership limitation, which limitations prohibit the Master Fund from exercising any portion of the Inducement Warrant if, following such exercise, the Master Fund’s ownership of our shares of common stock would exceed the beneficial ownership limitation. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, Seventh Floor, New York, NY 10022.

(4)	The securities to be sold pursuant to this prospectus consist of 2,322,222 (subject to adjustment) shares of common stock which may be acquired upon the exercise of warrants, all of which are directly held by Sabby Volatility Warrant Master Fund, Ltd. Sabby Management, LLC, the investment manager of Sabby Volatility Warrant Master Fund, Ltd., and Hal Mintz, manager of Sabby Management, LLC, may be deemed to share voting and dispositive power with respect to these securities. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein. The Inducement Warrants issued to Sabby Volatility Warrant Master Fund, Ltd is subject to a 4.99% beneficial ownership limitation, which limitations prohibit the selling stockholder from exercising any portion of the Inducement Warrant if, following such exercise, Sabby Volatility Warrant Master Fund, Ltd.’s ownership of our shares of common stock would exceed the beneficial ownership limitation. The address of the selling stockholder is c/o Sabby Volatility Warrant Master Fund, Ltd., c/o Sabby Management, LLC, 10 Mountainview Road, Suite 205, Upper Saddle River NJ 07458.

(5)	Represent warrants to purchase shares of common stock.

Certain Relationships and Related Party Transactions

As discussed in greater detail above under the section “Prospectus Summary—Offering,” certain selling stockholders were investors in the April Offering and the July Offering. In connection with the Inducement Letter, we sold the selling stockholders the Inducement Warrants in the Private Placement and agreed to, among other things, file a registration statement to enable the resale of the shares of common stock covered by this prospectus.

Except as discussed in this prospectus, none of the selling stockholders or any persons having control over such selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

PLAN OF DISTRIBUTION

The selling stockholders, including donees, pledgees, transferees, permitted assigns or other successors in interest (including transferees that receive shares of common stock from the selling stockholders under this prospectus), may use any one or more of the following methods (or in any combination) to sell, distribute or otherwise transfer the securities from time to time:

●	through underwriters or dealers for resale to the public or to investors;

●	directly to one or more purchasers;

●	through agents;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	in block trades;

●	through public or privately negotiated transactions; or

●	any other method permitted pursuant to applicable law.

In particular, the selling stockholders may offer and sell, distribute or otherwise transfer from time to time at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to prevailing market prices; at varying prices determined at the time of sale; or at negotiated prices. These offers and sales or distributions may be effected from time to time in one or more transactions, including:

●	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale or in the over-the-counter market;

●	in transactions other than on a national securities exchange or quotation service or in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	in ordinary brokerage transactions in which the broker-dealer solicits purchasers;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	through the writing of options, convertible securities or other contracts or agreements to be satisfied by the delivery of shares of common stock;

●	through short sales;

●	through privately negotiated transactions;

●	through an exchange distribution in accordance with the rules of the applicable exchange;

●	through broker-dealers who may agree with any selling stockholder to sell a specified number of its shares at a stipulated price per share;

●	through the lending of such securities;

●	by pledge to secure debts and other obligations or on foreclosure of a pledge;

●	through the distribution of such securities by any selling stockholder to its stockholders;

●	through a combination of any of the above methods; or

●	through any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares in open market transactions under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of our common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

Any broker-dealers or agents that are involved in selling the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

In connection with sales of our common stock under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or financial institutions may in turn engage in short sales of shares of our common stock, short and deliver such shares to close out such short positions, or loan or pledge the shares to broker-dealers that may in turn sell such shares. The selling stockholders may also sell shares short and deliver these securities to close out its short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities.

The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus or an amendment to the registration statement or supplement to the prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus, as appropriate.

The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of the prospectus and may sell the shares of common stock from time to time under the prospectus or an amendment to the registration statement or supplement to the prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under the prospectus, as appropriate.

We have agreed to bear all reasonable expenses incurred in connection with the registration of these shares, including the reasonable fees. The selling stockholders will be required to bear the expenses of any underwriting discounts and commissions incurred for the sale of shares of our common stock.

We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Agents, dealers and underwriters may be entitled under agreements entered into with the selling stockholders to indemnification by the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on the selling stockholders’ behalf.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of the date on which the selling stockholders have publicly sold all of the shares of our common stock covered by this prospectus or the date that all of the shares of our common stock covered by this prospectus (in the opinion of counsel to the selling stockholders) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof), and without compliance with any “current public information” requirement, pursuant to Rule 144 under the Securities Act.

To the extent permitted by applicable law, the plan of distribution may be modified in a prospectus supplement or otherwise.

LEGAL MATTERS

The validity of securities offered hereby has been passed upon for us by Lewis Brisbois Bisgaard & Smith LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of Allarity Therapeutics, Inc. appearing in our Annual Report on Form 10-K for the years ended December 31, 2022 and 2021, have been included herein by reference in reliance on the report of Wolf & Company, P.C., independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at website of the SEC referred to above.

We also maintain a website at www.allarity.com. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is only as an inactive textual reference.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the Company address provided below in section titled “Incorporation of Certain Information By Reference.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. The documents we are incorporating by reference into this prospectus are:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 13, 2023;

●	Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 11, 2023 and Form 10-Q for the period ended June 30, 2023, filed with the SEC on August 14, 2023;

●	Current Reports on Form 8-K filed with the SEC on September 27, 2023, September 15, 2023; August 11, 2023; July 27, 2023; July 17, 2023; July 11, 2023; July 6, 2023; July 5, 2023; June 30, 2023; June 28, 2023; June 23, 2023; June 20, 2023; June 1, 2023; May 26, 2023; May 2, 2023; April 25, 2023; April 12, 2023; March 24, 2023; March 20, 2023 (related to amendment to certificate of incorporation and votes at Special Meeting); February 28, 2023; February 10, 2023; February 6, 2023; January 23, 2023; January 20, 2023; January 19, 2023 and January 18, 2023;

●	Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 6, 2023; and

●	The description of our common stock contained in Exhibit 4(vi) to our Annual Report on Form 10-K filed with the SEC on March 13, 2023, including any amendments thereto or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) on or after the date of this prospectus but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC), are deemed to be incorporated by reference into, and to be a part of, this prospectus. In no event, however, will any of the information, including exhibits, that we disclose under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that has been or may, from time to time, be furnished to the SEC to be incorporated into or otherwise become a part of this prospectus.

Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Requests for such copies should be directed to:

Allarity Therapeutics, Inc.

24 School Street, 2nd Floor

Boston, MA 02108

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. Offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Up to 4,877,778 Shares of

Common Stock

PROSPECTUS

______________, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

	Amount
SEC registration fee	$2,689.86
Accountants’ fees and expenses	10,000.00	*
Legal fees and expenses	25,000.00	*
Miscellaneous fees and expenses	2,310.14	*
Total Expense	$40,000.00	*

*	Estimated expenses

Item 15. Indemnification of Directors and Officers.

Delaware law, our Certificate of Incorporation and our bylaws provide that we will, in certain situations, indemnify its directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

Our Certificate of Incorporation limits a director’s liability to the fullest extent permitted under the Delaware General Corporation Law, or DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	for unlawful payment of dividend or unlawful stock purchase or redemption pursuant to the provisions of Section 174 of the DGCL; and

●	for any transaction from which the director derived an improper personal benefit.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, we intend to enter into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We anticipate maintaining a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Certificate of Incorporation and bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits listed below are filed as part of this registration statement:

Exhibit No.	Description
2.1	Amended and Restated Plan of Reorganization and Asset Purchase Agreement by and among Allarity Therapeutics, Inc. a Delaware corporation, Allarity Acquisition Subsidiary, a Delaware corporation and Allarity Therapeutics A/S, an Aktieselskab organized under the laws of Denmark, dated as of September 23, 2021(incorporated by reference to the Company’s Amendment No. 2 to Registration Statement on Form S-1 filed on December 6, 2021).
3.1	Certificate of Incorporation of Allarity Therapeutics, Inc.(incorporated by reference to the Company’s Registration Statement on Form S-4 on August 20, 2021).
3.2	Certificate of Amendment to the Certificate of Incorporation of Allarity Therapeutics, Inc. incorporated by reference to the Company’s Amendment No. 1 to Registration Statement on Form S-4 refiled on October 20, 2021).
3.3	Amended and Restated Bylaws of Allarity Therapeutics, Inc.(incorporated by reference to the Company’s Amendment No. 2 to Registration Statement on Form S-4 refiled with the SEC on October 20, 2021).
3.4	Amendment No. 1 to Amended and Restated Bylaws of Allarity Therapeutics, Inc. (incorporated by reference to the Company’s Form 8-K filed on July 11, 2022).
3.5	Certificate of Designations of Allarity Therapeutics, Inc. relating to the Series A Convertible Preferred Stock (incorporated by reference to the Company’s Form 8-K filed on December 20, 2021).
3.6	Amendment to Certificate of Designation of the Series A Convertible Preferred Stock (incorporated by reference to the Company’s Form 8-K filed on November 25, 2022).
3.7	Certificate of Designation of the Series B Preferred Stock (incorporated by reference to the Company’s Form 8-K filed on November 25, 2022).
3.8	Certificate of Designation of the Series C Preferred Stock (incorporated by reference to the Company’s Form 8-K filed on February 28, 2023).
3.9	Certificate of Amendment to Certificate of Designation of Series C Preferred Stock (incorporated by reference to the Company’s Form 8-K filed on February 28, 2023).
3.10	Second Certificate of Amendment to Certificate of Incorporation of Allarity Therapeutics, Inc. (incorporated by reference to the Company’s Form 8-K filed on March 20, 2023).
3.11	Third Certificate of Amendment to Certificate of Incorporation of Allarity Therapeutics, Inc. (incorporated by reference to the Company’s Form 8-K filed on March 24, 2023).
3.12	Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock of Allarity Therapeutics, Inc. (incorporated by reference to the Company’s Form 8-K filed on April 25, 2023).
3.13	First Certificate of Amendment to Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to the Company’s Form 8-K filed on June 1, 2023).
3.14	Fourth Certificate of Amendment to Certificate of Incorporation of Allarity Therapeutics, Inc. (incorporated by reference to the Company’s Form 8-K filed on June 28, 2023).
3.15	Second Amendment to Certificate of Designation for Series A Preferred Stock)(incorporated by reference to the Company’s Form 8-K filed on June 30, 2023).
3.16	Third Certificate of Amendment to Certificate of Designation-Series A Preferred Stock (incorporated by reference to the Company’s Form 8-K filed on July 11, 2023).
3.17	Fourth Certificate of Amendment to Certificate of Designation-Series A Preferred Stock (incorporated by reference to the Company’s Form 8-K filed on September 27, 2023).
4.1	Description of Securities of Company’s Common Stock (incorporated by reference to 4(iv) of Company’s Form 10-K filed on March 13, 2023).
4.2	Specimen Common Stock Certificate of Allarity Therapeutics, Inc. (incorporated by reference to the Company’s Amendment No. 1 to Registration Statement on Form S-4 refiled on October 20, 2021).
4.3	Warrant to Purchase Common Stock (3i, LP) (incorporated by reference to the Company’s Form 8-K filed on April 25, 2023).
4.4	Form of Pre-Funded Warrant (April 2023) (incorporated by reference to the Company’s Form 8-K filed on April 25, 2023).
4.5	Form of Common Warrant (April 2023) (incorporated by reference to the Company’s Form 8-K filed on April 25, 2023).
4.6	Exchange Warrant (incorporated by reference to Exhibit 10.3 the Company’s Form 8-K filed on April 25, 2023).
4.7	Form of Pre-Funded Warrant (incorporated by reference to the Company’s Amendment No. 1 to Registration Statement on Form S-1 filed on June 30, 2023).
4.8	Form of Common Warrant (incorporated by reference to the Company’s Amendment No. 1 to Registration Statement on Form S-1 filed on June 30, 2023).
4.9	Form of Amended and Restated Common Stock Purchase Warrant (incorporated by reference to the Company’s Form 8-K filed on July 11, 2023).
4.10	Common Stock Purchase Warrant (incorporated by reference to the Company’s Form 8-K filed on September 15, 2023 )
5.1**	Opinion of Lewis Brisbois Bisgaard & Smith LLP
23.1*	Consent of Wolf & Company, P.C.
23.2**	Consent of Lewis Brisbois Bisgaard & Smith LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature page of initial filing)
107**	Calculation of Filing Fee Table

*	Filed herewith.
**	Previously filed.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference into this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.	That for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8.	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

9.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on October 17, 2023.

ALLARITY THERAPEUTICS, INC.

By:	/s/ James G. Cullem
Name:	James G. Cullem
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ James G. Cullem	Chief Executive Officer and Director	October 17, 2023
James G. Cullem	(Principal Executive Officer)

/s/ Joan Brown	Chief Financial Officer	October 17, 2023
Joan Brown	(Principal Financial and Accounting Officer)

*	Chairman of the Board	October 17, 2023
Gerald McLaughlin

*	Director	October 17, 2023
Laura Benjamin

*	Director	October 17, 2023
Joe Vazzano

*	Director	October 17, 2023
Thomas Jensen

* By:	/s/ James G. Cullem
James G. Cullem, Attorney-in-Fact